UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2021

ALPINE INCOME PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-39143

Maryland	84-2769895
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114

(Address of Principal Executive Offices, including Zip Code)

(386) 274-2202

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value per share	PINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 21, 2021, the Board of Directors (the “Board”) of Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), adopted and approved the second amended and restated bylaws of the Company (the “Second Amended and Restated Bylaws”). Under the Second Amended and Restated Bylaws, stockholders, in addition to the Board, may amend or repeal any provision of the Second Amended and Restated Bylaws and adopt new bylaw provisions, to the extent permitted by law, if any such amendment, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter. Prior to this change, the Board had the exclusive power to adopt, alter or repeal any provision of the Company’s bylaws and to make new bylaws.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Alpine Income Property Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2

Date: July 22, 2021	Alpine Income Property Trust, Inc.

	By:	/s/Matthew M. Partridge
Matthew M. Partridge
Senior Vice President, Chief Financial Officer and
Treasurer